UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): February 7, 2008

RxElite, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52454	62-0201385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1404 North Main, Suite 200 Meridian, Idaho	83642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 288-5550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2008, our Board of Directors voted to increase the number of board members from five to eight. The vacancies will be filled upon finding qualified persons. Further on February 7, 2008, the Board of Directors voted to appoint Arie Gutman, Ph.D. to fill an existing vacancy on our Board of Directors, subject to Dr. Gutman’s acceptance of such appointment. On February 7, 2008, Dr. Gutman accepted such appointment and joined our Board of Directors.

Dr. Gutman currently serves as the President of FineTech Pharmaceuticals, Ltd., which is a wholly owned subsidiary of RxElite, Inc. (“RxElite”). On January 4, 2008, RxElite entered into an Employment Agreement (the “Employment Agreement”) with Dr. Gutman, engaging Dr. Gutman to serve as the President of RxElite’s wholly owned subsidiary, FineTech Pharmaceuticals Ltd., a company organized under the laws of the State of Israel (“Purchaser”).

The initial term of the Employment Agreement is three years and may be extended by the mutual agreement of both RxElite and Dr. Gutman. Pursuant to the Employment Agreement, Dr. Gutman is to receive an annual base salary of $190,000, which may be increased annually as determined by the Board of Directors of RxElite (the “Board”). Dr. Gutman will be entitled to receive a bonus of up to thirty percent (30%) of his base salary, to be determined by the Board in its sole discretion. Dr. Gutman is eligible for grants of options, restricted stock and/or other awards under the RxElite, Inc. 2007 Incentive Stock Plan, however the Board has not yet taken any action regarding any such grants. The Employment Agreement provides that any such option grants shall immediately vest if Dr. Gutman’s employment is terminated by RxElite without cause or upon the occurrence of a Change of Control (as defined in the Employment Agreement) of RxElite.

RxElite may terminate Dr. Gutman’s employment for Cause (as defined in the Employment Agreement) 30 days after RxElite notifies Dr. Gutman of the Cause, provided that such Cause has not been remedied during such 30 days period. RxElite may also terminate Dr. Gutman’s employment without cause at any time upon 30 days prior written notice. If Dr. Gutman’s employment is terminated without cause, then (i) any unvested stock options held by Dr. Gutman shall immediately vest, (ii) RxElite will be obligated to continue to pay Dr. Gutman his then current annual base salary for a period of twelve (12) months, and (iii) RxElite shall reimburse Dr. Gutman for the costs of obtaining benefits comparable to those that he received while employed by RxElite, until twelve (12) months following his termination or, if sooner, until such time as Dr. Gutman obtains other employment that provides comparable benefits. Dr. Gutman may voluntarily terminate his employment under the Employment Agreement upon 270 days prior written notice to RxElite, if such termination occurs during the initial three year term, or upon 60 days notice, if such termination occurs thereafter. Upon RxElite’s receipt of any such notice of voluntary termination by Dr. Gutman, RxElite may accelerate the resignation to an earlier date. Under the Employment Agreement, Dr. Gutman is prohibited from competing with RxElite and Purchaser during the term of employment and for one year after any termination of his employment.

In addition, RxElite entered into an Assignment & Non-Competition Agreement, dated as of January 4, 2008 (the “Gutman Agreement”), with Dr. Gutman. Pursuant to the Gutman Agreement, Dr. Gutman agreed not to engage in certain activities that would be competitive with the business of RxElite or Purchaser. The Gutman Agreement also provided for the assignment from Dr. Gutman to RxElite of certain royalty rights that FineTech had granted Dr. Gutman. In consideration for Dr. Gutman’s non-competition undertaking and assignment of royalty rights, the Gutman Agreement provided that RxElite issue to Dr. Gutman 18,632,383 unregistered shares (the “Gutman Shares”) of common stock of RxElite, par value $0.001 per share, which were valued by the parties at $21,054,592 in the aggregate (or $1.13 per share). The issuance of the Gutman Shares was not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and such securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The Gutman Agreement further provided that Dr. Gutman shall not transfer any of the Gutman Shares until January 4, 2010, except to a Permitted Transferee (as defined in the Gutman Agreement).

RxElite and Dr. Gutman also entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of January 4, 2008, pursuant to which RxElite granted Dr. Gutman certain registration rights with respect to the Gutman Shares. The Registration Rights Agreement permits Dr. Gutman, commencing on January 4, 2010, to demand up to two registrations (or more, under certain circumstances) of all of the Gutman Shares and any other securities that may be issued to Dr. Gutman or a Permitted Transferee by virtue of the Gutman Shares (collectively, the “Registrable Securities”). In addition to the demand registration rights described above, the Registration Rights Agreement also provides for “piggy-back” registration rights with respect to the Registrable Securities, commencing on January 4, 2010.

The foregoing summary is not a complete description of the terms of the Employment Agreement, Gutman Agreement, and the Registration Rights Agreement, and reference is made to the complete text of such agreement, attached as Exhibit 10.3 to Form 8K on file with the Securities and Exchange Commission filed January 7, 2008.

A copy of Dr. Gutman’s biography is as follows:

Arie Gutman, 48, joined our board of directors on February 7, 2008. Dr. Arie Gutman obtained his Ph.D. from Cambridge University in England. He has been a visiting professor at various universities in the United States, the United Kingdom, Germany, and Japan. In 1991, Dr. Gutman founded FineTech Laboratories, Ltd., where he was the CEO and President. In 2001, FineTech, Ltd. was merged with International Specialty Products (ISP), where Dr. Gutman was appointed President and CEO of ISP-FineTech. In 2002, ISP-FineTech was acquired by Par Pharmaceutical Company, where Dr. Gutman was appointed to the Board of Par Pharmaceuticals and President and CEO of FineTech Laboratories. In 2006, FineTech Laboratories was divested from Par Pharmaceuticals and Dr. Gutman again became the sole owner of the company. In 2008, FineTech Laboratories sold its assets to RxElite, Inc., after which time Dr. Gutman was appointed President of FineTech Pharmaceuticals, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RxElite, Inc.

Dated: February 13, 2008	By:	/s/ Earl Sullivan
Name: Earl E. Sullivan
Title: Executive Vice President and Chief Operations Officer